Exhibit 4.30

EXECUTION

DATE 8 JULY 2014

THIRD AMENDMENT AGREEMENT TO A

TERM LOAN FACILITY AGREEMENT

ORIGINALLY DATED 17 APRIL 2014

amongst

SOUTHGOLD EXPLORATION PROPRIETARY LIMITED

(as Borrower)

and

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

(as Original Lenders)

and

CREDIT SUISSE AG

(as Facility Agent)

and

CREDIT SUISSE AG

(as Security Agent)

STANDARD CHARTERED BANK

(as Parallel Debt Agent)

and

PURPLE RAIN SECURITY SPV (RF) PROPRIETARY LIMITED

(as Security SPV)

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	AMENDMENT TO THE DEED OF NOVATION	2
3.	MISCELLANEOUS	2
4.	GOVERNING LAW	3

- i -

PARTIES:

THIS AGREEMENT (the Third Amendment Agreement) is dated 8 JULY 2014 and is made among:

(1)	SOUTHGOLD EXPLORATION PROPRIETARY LIMITED, a private company incorporated under the laws of South Africa, with registration number 2000/016129/07, as borrower (Southgold or the Borrower);

(2)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Lenders), as lenders (in this capacity, each an Original Lender);

(3)	CREDIT SUISSE AG, of Paradeplatz 8, 8001 Zurich, Switzerland as facility agent of the Finance Parties (in this capacity, the Facility Agent);

(4)	CREDIT SUISSE AG, of Paradeplatz 8, 8001 Zurich, Switzerland as facility agent of the Finance Parties (in this capacity, the Security Agent);

(5)	STANDARD CHARTERED BANK (in this capacity as Parallel Debt Agent); and

(6)	PURPLE RAIN SECURITY SPV (RF) PROPRIETARY LIMITED a private company incorporated under the laws of South Africa, with registration number 2010/007093/07 and registered office at 5th Floor, The Terraces, 25 Protea Road, Claremont 7708 (the Security SPV).

BACKGROUND

A.	The Parties entered into a term loan facility agreement dated 17 April 2014 pursuant to which the Original Lenders agreed to make available to the Borrower a term loan facility in an aggregate principal amount of US$178,100,000 (one hundred and seventy eight million one hundred thousand dollars) to be read together with an amendment agreement dated 25 June 2014 (the First Amendment Agreement) and an an amendment agreement dated 1 July 2014 (the Second Amendment Agreement) (the Term Facility Agreement).

B.	By this Third Amendment Agreement, the Parties have agreed to amend the Term Loan Facility Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Unless the contrary intention appears, terms defined in the Term Loan Facility Agreement or the Transaction Implementation Agreement, as applicable, shall have the same meaning when used in this Second Amendment Agreement.

1.2.	Interpretation

The provisions of clauses 1.2 and 1.3 of the Term Loan Facility Agreement shall also apply to this Third Amendment Agreement as if set out in this Third Amendment Agreement, but with all necessary modifications.

1.3.	Finance Document

This Third Amendment Agreement is a Finance Document.

2.	AMENDMENT TO THE TERM LOAN FACILITY AGREEMENT

2.1.	Amendments

With effect from the date hereof, the Term Loan Facility Agreement shall be amended so that:

2.1.1.	the table contained at Schedule 1 (Original Lenders) of the Term Loan Facility Agreement is deleted in its entirety and replaced with:

Name of Original Lender	Facility A1 Commitment (US$)	Facility A2 Commitment (US$)	Facility A3 Commitment (US$)	Facility A4 Commitment (US$)	Total Commitments (US$)
Credit Suisse AG	87,003.54	3,892,710.22	25,500,000	59,999,965.50	89,479,679.26

Standard Chartered Bank	87,003.54	3,892,710.21	25,500,000	59,100,034.50	88,579,748.25

Total	174,007.08	7,785,420.43	51,000,000	119,100,000	178,059,427.51

2.2.	Continuity

2.2.1.	The Parties agree that:

2.2.1.1.	the provisions of the Term Loan Facility Agreement shall, save as amended hereby, continue in full force and effect; and

2.2.1.2.	any reference to the Term Loan Facility Agreement in any of the Finance Documents shall be a reference to the Term Loan Facility Agreement as amended pursuant to this Amendment Agreement.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	Each Party represents and warrants to and for the benefit of each other Party that:

3.1.1.	it is duly incorporated and validly existing under the laws of its place of incorporation and has the power to own its property and assets and carry on its business;

3.1.2.	it has the power and capacity to enter into and comply with its obligations under this Amendment Agreement;

3.1.3.	subject to the Legal Reservations, this Amendment Agreement constitutes its legal, valid, binding and enforceable obligations, and the entry into and performance of the transactions contemplated by this Amendment Agreement does not conflict with:

3.1.3.1.	any law or regulation or its constitutional documents; or

3.1.3.2.	any document binding on it which would have a material adverse effect on the enforceability of this Amendment Agreement; and

3.1.4.	it has taken all necessary action to authorise the entry into and compliance with its obligations under this Amendment Agreement, to ensure that its obligations under this Amendment Agreement are valid, binding and enforceable in accordance with their terms and, subject to the Legal Reservations, to make this Amendment Agreement admissible in evidence in the courts of its jurisdiction of incorporation.

4.	FURTHER ASSURANCE

The Borrower shall, at the request of the Lenders and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments made or to be made pursuant to this Amendment Agreement.

5.	MISCELLANEOUS

The provisions of clause 1.3 (Third Party Rights), clause 14 (Costs and expenses), clause 33 (Notices), clause 34 (Partial Invalidity), clause 36 (Remedies and Waivers), clause 37 (Amendments and Waivers), clause 38 (Counterparts), clause 39 (Governing Law), clause 40 (Enforcement) of the Term Loan Facility Agreement shall apply to this Amendment Agreement as if set out in this Amendment Agreement, but as if references in those clauses to the Term Loan Facility Agreement were references to this Amendment Agreement.

6.	GOVERNING LAW

This Amendment Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

SIGNATURES

Borrower

EXECUTED by:

SOUTHGOLD EXPLORATION

PROPRIETARY LIMITED

Acting by:

/s/ P M Saaiman
Name: P M Saaiman
Title: Director

Prior to Effective Date:

Physical Address:	Ground Floor, 138 WestStreet, Sandton, 2146, South Africa

Postal Address:	P O Box 78182, Sandton, 2146 South Africa

Attention:	The Chief Executive Officer

Fax:	+27 (0)11 3011 840

With a copy to (which shall not constitute notice):

Address:	McMillan, Suite 1500 -1055 West Georgia Street, Vancouver, British Columbia V6E 4N7

Attention:	Bernie Zinkhofer / Great Basin Responsible Partner

Fax:	+001 (604) 685 7084

After Effective Date:

Physical Address:	Libanon Business Park, 1 Hospital Road (off Cedar Avenue), Libanon, Westonaria, 1779

Postal Address:	Charl Keyter

Attention:	The Chief Executive Officer

Fax:	+27 (0)11 278 9873

Lender

EXECUTED by:

CREDIT SUISSE AG

Acting by:

/s/ Stefan Gerig	/s/ Herbert Plank
Name: Stefan Gerig	Name: Herbert Plank
Title: Director	Title: Managing Director

Address:	Giesshuebelstrasse 30, 8070 Zurich Switzerland

Attention:	Stefan Gerig

Telephone:	+41 44 334 45 13

Fax:	+41 44 333 21 04

Email:	portfolio.admin@credit-suisse.com /

Stefan.gerig@credit-suisse.com

Lender

EXECUTED by:

STANDARD CHARTERED BANK

Acting by:

/s/ Philip Rees	/s/ Rachel Mayne
Name: Philip Rees	Name: Rachel Mayne
Title: SENIOR MANAGER	Title: SENIOR MANAGER

Address:	1 Basinghall Avenue, London EC2V 5DD, United Kingdom

Attention:	Mark Sumner / Phil Rees

Telephone:	+44 20 7885 7342 / +44 20 7885 7637

Fax:	+44 20 7885 7828

Email:	mark.sumner@sc.com / Phil.Rees@sc.com

Facility Agent

EXECUTED by:

CREDIT SUISSE AG

Acting by:

/s/ Stefan Gerig	/s/ Herbert Plank
Name: Stefan Gerig	Name: Herbert Plank
Title: Director	Title: Managing Director

Address:	Giesshuebelstrasse 30, 8070 Zurich Switzerland

Attention:	Stefan Gerig

Telephone:	+41 44 334 45 13

Fax:	+41 44 333 21 04

Email:	portfolio.admin@credit-suisse.com /

Stefan.gerig@credit-suisse.com

Security Agent

EXECUTED by:

CREDIT SUISSE AG

Acting by:

/s/ Stefan Gerig	/s/ Herbert Plank
Name: Stefan Gerig	Name: Herbert Plank
Title: Director	Title: Managing Director

Address:	Giesshuebelstrasse 30, 8070 Zurich Switzerland

Attention:	Stefan Gerig

Telephone:	+41 44 334 45 13

Fax:	+41 44 333 21 04

Email:	portfolio.admin@credit-suisse.com /

Stefan.gerig@credit-suisse.com

Parallel Debt Agent

EXECUTED by:

STANDARD CHARTERED BANK

Acting by:

/s/ Philip Rees	/s/ Rachel Mayne
Name: Philip Rees	Name: Rachel Mayne
Title: Senior Manager	Title: Senior Manager

Address:	5th Floor, No.4 Sandown Valley Crescent, Sandton, 2196, Gauteng Province South Africa

Attention:	Andrew Dixon Smith

Telephone:	+27 11 217 6626 / +27 71 882 4424

Fax:	+27 (0)11 217 6641

Email:	Andrew.DixonSmith@sc.com

Security SPV

EXECUTED by:

PURPLE RAIN SECURITY SPV (RF)

PROPRIETARY LIMITED

Acting by:

/s/ T. Ross-Gillespie
Name: T. Ross-Gillespie	Name:
Title: Director	Title:

Address:	GMG Trust Company, 3rd Floor, 200 on Main, Cnr Main and Bowwood Roads, Claremont 7708

Attention:	Managing Director

Telephone:	+27 21 657 6010

Fax:	086 673 3490

Email:	tamara@gmgtrust.co.za